Exhibit 99.1

Investor Update	Issue Date: October 10, 2017

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the preliminary financial and operational outlook for the Company for the third quarter of 2017.

Third-Quarter 2017 Financial Update	Estimated 3Q 2017
Consolidated Capacity Year-Over-Year Change Higher/(Lower)		3.0%
Pre-Tax Margin, as adjusted[1]	10.0%	-	10.5%
Revenue
Consolidated PRASM (¢/ASM)	12.13	-	12.20
Year-Over-Year Change Higher/(Lower)	(4.0%)	-	(3.5%)
Cargo Revenue ($M)	$245	-	$265
Other Revenue ($M)	$1,085	-	$1,105
Non-Fuel Operating Expense
Consolidated CASM Excluding Profit Sharing, Fuel & Third-Party Business Expense[1] (¢/ASM)	9.60	-	9.65
Year-Over-Year Change Higher/(Lower)	2.5%	-	3.0%
Third-Party Business Expense[2] ($M)		$65
Aircraft Rent ($M)		$145
Depreciation and Amortization ($M)		$555
Profit Sharing ($M)	$120	-	$140
Consolidated Fuel Expense
Fuel Consumption (Million Gallons)		1,065
Consolidated Average Aircraft Fuel Price per Gallon[3,4]		$1.70
Non-Operating Expense ($M)	$105	-	$125
Effective Income Tax Rate		~35%
Adjusted Capital Expenditures[5] ($M)	$1,070	-	$1,090
Diluted Share Count[6] (M)		301
Quarter End Liquidity ($B)
Unrestricted Cash, Cash Equivalents and Short-Term Investments ($B)		$4.3B
Undrawn Commitments Under Revolving Credit Facility ($B)		$2.0B

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expense is recorded in other revenue
3.	Fuel price including taxes and fees
4.	This price per gallon corresponds to the fuel expense line of the income statement
5.	Capital expenditures include net purchase deposits and are further adjusted to a non-GAAP basis to include assets acquired through the issuance of debt and capital leases and airport construction financing while excluding fully reimbursable capital projects. The Company believes this is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures
6.	Diluted share count is approximately equal to basic share count

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Capacity: In the third quarter of 2017, year-over-year consolidated completion factor was down 1.6 points due to the impact of severe storms throughout the system. Total consolidated capacity increased 3.0 percent year-over-year, at the low end of the Company’s revised guidance range of 3.0 to 3.5 percent for the third quarter of 2017 driven by additional storms after the revised guidance was provided in early September.

Passenger Revenue: The Company now expects third-quarter 2017 consolidated passenger unit revenue to be down approximately 3.5 percent to 4.0 percent compared to the third quarter of 2016.

Profit Sharing: Based on profit sharing plans in current labor agreements, the Company expects to pay:

•	Approximately 7.7% of total adjusted earnings up to a 6.9% adjusted pre-tax margin

•	Approximately 13.7% for any adjusted earnings above a 6.9% adjusted pre-tax margin

•	Approximately 1.7% for any adjusted earnings above the prior year’s adjusted pre-tax earnings

Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special charges, profit sharing expense and share-based compensation program expense. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $66 million through the third quarter of 2017.

Taxes: The Company expects a tax rate of approximately 35% for the third quarter of 2017. However, the Company expects that there will be no material cash taxes for the third quarter of 2017 due to United’s net operating loss carryforwards (NOLs), which were approximately $4.4 billion as of year-end 2016.

Adjusted Capital Expenditures: Third-quarter 2017 adjusted capital expenditures are below the Company’s original guidance range due to the timing of non-aircraft related projects.

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Third-Quarter 2017 Traffic and Capacity

	Estimated 3Q 2017	Year-Over-Year % Change Higher/(Lower)
REVENUE PASSENGER MILES (millions)
Domestic	33,255	3.3%
Mainline	27,830	6.4%
Regional[1]	5,425	(10.4%)
International	25,890	(0.3%)
Atlantic	11,640	1.1%
Pacific	8,922	(2.9%)
Latin	5,328	1.3%
Mainline	5,123	2.1%
Regional[1]	205	(15.3%)
Consolidated	59,145	1.7%
AVAILABLE SEAT MILES (millions)
Domestic	38,987	4.6%
Mainline	32,335	7.3%
Regional[1]	6,652	(6.7%)
International	31,096	0.9%
Atlantic	14,147	0.6%
Pacific	10,812	1.2%
Latin	6,137	1.3%
Mainline	5,889	2.4%
Regional[1]	248	(20.0%)
Consolidated	70,083	3.0%
PASSENGER LOAD FACTOR
Domestic	85.3%	(1.1	) pts
Mainline	86.1%	(0.7	) pts
Regional[1]	81.6%	(3.3	) pts
International	83.3%	(1.0	) pt.
Atlantic	82.3%	0.4	pts
Pacific	82.5%	(3.5	) pts
Latin	86.8%	0.0	pts
Mainline	87.0%	(0.2	) pts
Regional[1]	82.7%	4.6	pts
Consolidated	84.4%	(1.1	) pts

[1]Regional	results reflect flights operated under capacity purchase agreements

Note: See Part II, Item 6 Selected Financial Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the definition of these statistics

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GAAP to Non-GAAP Reconciliations

UAL is providing guidance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including pre-tax margin, as adjusted and cost per available seat mile (“CASM”), as adjusted. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel and special charges. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis.

Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis.

UAL believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

Consolidated Unit Cost (¢/ASM)	Estimated 3Q 2017
Consolidated CASM Excluding Special Charges (a)	12.44	-	12.52
Less: Profit Sharing	0.17	-	0.20

Consolidated CASM Excluding Profit Sharing & Special Charges	12.27	-	12.32
Less: Third-Party Business Expenses	0.09	-	0.09

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges	12.18	-	12.23
Less: Fuel Expense (b)	2.58	-	2.58

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges	9.60	-	9.65

(a)	Excludes special charges. While the Company anticipates that it will record such special charges throughout the year, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

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